UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
_________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 19, 2024

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 19, 2024, M.D.C. Holdings, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto, U.S. Bank National Association, as Administrative Agent, U.S. Bank National Association, Mizuho Bank, Ltd., Truist Securities, Inc., Wells Fargo Securities, LLC, BMO Bank N.A. and PNC Capital Markets LLC, as co-syndication Agents, Joint Lead Arrangers and Joint Book Runners. The Credit Agreement supersedes and replaces the Credit Agreement, dated as of December 13, 2013 and as amended as of December 17, 2014, December 18, 2015, September 29, 2017, November 1, 2018, December 28, 2020 and, April 11, 2023 and March 20, 2024, by and among the Company, the lenders party thereto, U.S. Bank National Association, as designated agent and co-administrative agent, Citibank, N.A., as co-administrative agent, and Truist Bank, BMO Bank N.A. and PNC Bank, National Association, as co-syndication agents, and U.S. Bank National Association, Citibank, N.A., Truist Securities, Inc., BMO Bank and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Book Runners (the “Prior Credit Agreement”), which provided for a senior unsecured revolving credit facility of up to $1.125 billion.

The Credit Agreement provides the Company with a senior unsecured revolving credit facility (the “Credit Facility”) of up to $900 million. The Credit Facility includes a $195 million sublimit for letters of credit. Subject to the terms and conditions of the Credit Agreement, the Company is entitled to request an increase in the size of the Credit Facility by an amount not exceeding $500 million. If the existing lenders elect not to provide the full amount of a requested increase, the Company may invite one or more other lender(s) to become a party to the Credit Agreement, subject to the approval of the Administrative Agent and each letter of credit issuer. The obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries. Funds are available under the Credit Facility for general corporate purposes. As of September 30, 2024, $1 million was outstanding under the Prior Credit Agreement.

Unless terminated earlier, the Credit Facility will mature on November 17, 2028, and the principal amount thereunder, together with all accrued unpaid interest and other amounts owing thereunder, if any, will be payable in full on such date.

Borrowings under the Credit Agreement bear interest at a floating rate equal to Term SOFR or Daily Simple SOFR (in each case as defined in the Credit Agreement), plus an applicable margin between 1.125% and 1.625% per annum, or if selected by the Company, a base rate plus an applicable margin between 0.125% and 0.625% per annum. The “applicable margins” described above are determined by a schedule based on the leverage ratio of the Company, as defined in the Credit Agreement. The Credit Agreement also provides for customary fees including commitment fees payable to each lender ranging from 0.15% to 0.30% per annum based on the Company’s leverage ratio.

The Credit Agreement contains customary affirmative and negative covenants, including, among other matters, limitations on the Company’s ability to grant liens, incur additional debt, pay dividends, make certain investments, issue certain equity securities, engage in transactions with affiliates and engage in certain merger, consolidation or asset sale transactions, subject to certain exceptions. The Credit Agreement also requires the Company to maintain: (i) a maximum leverage ratio of not greater than 60% as of the last day of any fiscal quarter (ii) a minimum interest coverage ratio of not less than 1.50 to 1.00 as of the last day of any fiscal quarter and (iii) a consolidated tangible net worth of not less than the sum of approximately $2.0 billion, plus 50% of the net proceeds of any issuances of equity interests of the Company after June 30, 2024, plus 50% of the amount of quarterly net income of the Company and its subsidiaries, after June 30, 2024.

The Credit Agreement also contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, breach of any financial covenant and change of control. Upon the occurrence and during the continuance of any event of default, the Administrative Agent, with the consent or at the direction of the required lenders, may accelerate the payment of the obligations thereunder and exercise various other customary default remedies.

U.S. Bank National Association, Mizuho Bank, Ltd., Truist Securities, Inc., Wells Fargo Securities, LLC, BMO Bank N.A. and PNC Capital Markets LLC all received customary compensation for their roles in the transaction. Certain of these parties, as well as the Administrative Agent and certain of the other lenders and their respective affiliates have in the past performed and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its subsidiaries, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of the Credit Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As mentioned above, the Credit Agreement supersedes and replaces the Prior Credit Agreement as of November 19, 2024.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

EXPLANATORY NOTE

The Company is filing this Current Report on Form 8-K on a voluntary basis to disclose the events reported herein. The Company no longer has an obligation to file reports with the Securities and Exchange Commission ("SEC") as it no longer has any class of securities registered under Sections 12(b), 12(g) or 15(d) of the Securities Exchange Act of 1934. The Company, in its sole discretion, may stop making filings with the SEC at any time and no assumptions should be made as to continued reporting with the SEC.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

10.1*
Credit Agreement, dated as of November 19, 2024, by and among M.D.C. Holdings, Inc., the lenders party thereto, U.S. Bank National Association, as Administrative Agent, U.S. Bank National Association, Mizuho Bank, Ltd., Truist Securities, Inc., Wells Fargo Securities, LLC, BMO Bank N.A. and PNC Capital Markets LLC, as co-syndication Agents, Joint Lead Arrangers and Joint Book Runners.

104	Cover Page Interactive Data file (formatted in Inline XBRL)

* Certain annexes and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted achievement to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
_________________________________

M.D.C. HOLDINGS, INC.

Dated:	November 22, 2024	By:	/s/ Theodore Sangalis
Theodore Sangalis
Vice President, Secretary and Corporate Counsel

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